EXHIBIT 2


                 ASSET CONTRIBUTION AND STOCK PURCHASE AGREEMENT

         THIS ASSET CONTRIBUTION AND STOCK PURCHASE AGREEMENT (THE "AGREEMENT") is entered into effective as of the __ day of January, 2004, by and between LINCOLN INTERNATIONAL CORPORATION, A KENTUCKY corporation ("Lincoln"), and AUSA, INC., a Kentucky corporation ("AUSA").

                  WHEREAS, Lincoln desires to contribute, assign, transfer and deliver to AUSA all of Lincoln's right, title and interest to the assets of Lincoln in consideration of AUSA's obligations hereunder.

         NOW, THEREFORE, in consideration of the covenants, representations, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

            ASSET CONTRIBUTION AND PURCHASE AND SALE OF COMMON STOCK

         1.1 CONTRIBUTION. Contemporaneously with the execution and delivery hereof, and upon the terms and conditions hereof, Lincoln shall contribute, assign, transfer and deliver to AUSA, and AUSA shall accept, all of Lincoln's right, title and interest in and to all the assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses of Lincoln of every kind and description which are owned by or licensed to Lincoln as the same shall exist on the Closing Date (as defined herein), other than the Retained Assets (defined below) or any of the foregoing that relate solely to the Retained Assets, wherever located, whether tangible or intangible, personal or mixed, that are owned by, leased by, licensed to or in the possession of Lincoln, whether or not reflected on the books and records of Lincoln (the collective assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses to be transferred to AUSA by Lincoln pursuant hereto are referred to collectively herein as the "PURCHASED ASSETS." For purposes hereof, the term "Retained Assets" means (i) all cash on hand, (ii) all amounts credit in any checking, savings or other account with any financial institution in the name of "Lincoln International" (as opposed to accounts in the name of "Accounting USA" which are part of the Purchased Assets) excepting $25,000 which shall be part of the Purchased Assets and shall be transferred by Lincoln to AUSA at the Closing, (iii) checks payable to "Lincoln International" (as opposed to "Accounting USA") received by Lincoln prior to the date hereof, (iv) checks payable to "Lincoln International" that have been deposited by Lincoln with any financial institution, but have not been collected as well as all rights of Lincoln as an entity regulated by the Securities and Exchange Commission and its rights to be listed or registered for trading on any market and its registrations with the SEC, National Association of Securities Dealers and/or any State governmental entities. For purposes of this Agreement, the Purchased Assets shall include without limitation:

                  (a) all trade fixtures, machinery and equipment, computer equipment (including hardware and software), office equipment and supplies, other supplies, furniture, parts, fuel and other tangible personal property (and interests in any of the foregoing) owned or used (whether or not currently used)

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by Lincoln (the "PERSONAL PROPERTY"), and any additions or accessions thereto or substitutions therefor or proceeds thereof;

                  (b) any real  property  and  interests  in real  property  and buildings, structures and improvements thereon (including easements, rights-of-way, water rights, tenements, hereditaments, appurtenances, fixtures and other real property rights appertaining thereto) leased or owned by Lincoln (the "REAL PROPERTY");

                  (c) all  right,  title  and  interest  of  Lincoln  under  all contracts, agreements, understandings, options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind whatsoever, whether written or oral, and all non-disclosure, non-solicitation and non-competition agreements entered into with current and former employees of, and consultants to, the Company together with all rights of refund, discount (to the extent transferable or assignable) and offset and all privileges, deposits, claims, causes of action and options relating or pertaining thereto (the "CONTRACTS");

                  (d) (i) all United States (including the individual states and territories of the United States) and foreign registered patents, trademarks, service marks and trade names (including, without limitation, the name "AUSA, Inc."); unregistered trademarks (including trade dress), patent, service marks and trade names; trademark; service mark and trade name applications; product designations; internet domain names; designs; manufacturing processes; formulae; software; trade secrets; registered copyrights; and unregistered copyrights (along with all transferable license rights pertaining thereto); and other intellectual property belonging to, used in or pertaining to Lincoln, and the goodwill and going concern value of Lincoln in connection therewith (the "INTELLECTUAL PROPERTY");

                  (e) all of the federal, state and local permits, authorizations, certificates, approvals, registrations, variances, exceptions, franchises, grants and license of every kind and character to the extent assignment thereof to AUSA is permitted by applicable law (the "LICENSES AND PERMITS");

                  (f) all prepaid charges and expenses of Lincoln, including any such charges and expenses with respect to ad valorem taxes, leases and rentals and utilities (the "PREPAID EXPENSES");

                  (g) all rights of Lincoln to insurance proceeds with respect to claims for damages to the Purchased Assets occurring prior to the Closing Date, unless such proceeds (i) reimburse Lincoln for repair or restoration of such Purchased Assets prior to the Closing Date or (ii) do not relate to the replacement or restoration of Purchased Assets;

                  (h) all of Lincoln's rights, claims, credits, causes of action or rights of set-off against third, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Lincoln for or affecting any of the Purchased Assets;

                  (i) all goodwill associated with Lincoln or the Purchased Assets;

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                  (j) all  other or  additional  privileges,  rights,  interest, properties and assets owned by Lincoln of every kind and description wherever located that are used or intended for use in connection with, or that are necessary to or useful in the continued conduct of, the Business as presently being conducted other than Retained Assets.

         1.2 CONTRIBUTION CONSIDERATION. At the Closing (defined below), as consideration for the contribution of the Purchased Assets, AUSA shall deliver to Lincoln a stock certificate evidencing 2,608 shares of validly issued, fully paid and non-assessable shares of Common Stock, no par value (the "Shares") of AUSA.

         1.3 THE CLOSING. The closing of the contribution of the Purchased Assets (the "Closing") and the issuance and sale of the Shares shall take place at the offices of Pedley Zielke Gordinier & Pence, PLLC, 2000 Meidinger Tower, 462 South Fourth Avenue, Louisville, Kentucky 40202 or at such other place as the parties may mutually agree. The Closing shall be deemed effective as of 11:59 p.m. on the date of the Closing (the "Closing Date"). Notwithstanding the foregoing, all deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be deemed effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing), and shall be deemed to be consummated simultaneously.

         1.4 ASSUMPTION OF LIABILITIES. In addition to the issuance of the Shares, as additional consideration for the contribution of the Purchased Assets and in reliance upon the representations, warranties and agreements set forth herein, AUSA shall assume all the liabilities of Lincoln (collectively, the "Assumed Liabilities") existing on the Closing Date other than the Retained Liabilities (as defined below). For purposes hereof, "Retained Liabilities" shall mean liabilities maintained in the name of Lincoln and not incurred in connection with the operations of its Accounting USA division, including without limitation, Lincoln's accounting and audit fees, legal fees, operating expenses, contingent liabilities and bank debt.

         1.5 RETAINED LIABILITIES. AUSA does not assume, and shall not at any time hereafter (including on or after the Closing Date) become liable for, any liabilities of Lincoln or any of its affiliates, other than the Assumed
Liabilities (the "RETAINED Liabilities"). For the avoidance of doubt, the Retained Liabilities shall include only the following:

                  (a) any liability the existence of which constitutes a breach of any representation or warranty by Lincoln hereunder;

                  (b) all liabilities and obligations of Lincoln under this Agreement and any other agreement entered into in connection herewith; and

                  (c) any liabilities accruing after the date hereof with respect to any Retained Assets.


         1.6 ASSIGNMENT OF CERTAIN CONTRACTS.

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                  (a)  SCHEDULE  1.6 sets forth all  Contracts  which  require a third party consent to assignment. Nothing contained in this Agreement shall be construed as an attempt to agree to assign any Contract which is by its terms non-assignable without the consent of any other party thereto, unless such consent shall have been given. Lincoln shall use commercially reasonable efforts to obtain all consents necessary to effect such assignment prior to the Closing. If AUSA shall have elected to close the transactions contemplated hereby without such consent(s), then Lincoln shall continue such efforts to obtain such consent(s) after the Closing and Lincoln shall cooperate with AUSA, to the maximum extent permitted by law and the specific Contract and at Lincoln's cost and expense, in any reasonable arrangement designed (i) to provide the full benefit of such Contract to AUSA, and (ii) to facilitate the collection of monies as they become due and payable to Lincoln after the Closing Date pursuant to every such Contract, and Lincoln shall remit such monies to AUSA within five
(5) business days of collection.

                  (b) AUSA, at its cost and expense, shall perform all of Lincoln's obligations due to be performed after the Closing Date under any such non-assigned Contract that is included among the Assumed Liabilities to the extent (i) AUSA can perform such obligations without violating the terms of such non-assigned Contract, and (ii) AUSA is being provided the benefits of such non-assigned Contract. To the extent Lincoln continues its performance under such Contract for the benefit of AUSA, AUSA shall pay all reasonable costs and expense of Lincoln's performance thereunder, and shall indemnify Lincoln for any and all loss or expense suffered or incurred by Lincoln based upon, resulting from or arising out of its performance under such Contract, except to the extent that such loss or expense arises out of Lincoln's willful misconduct or gross negligence.

         1.7 RELATED AGREEMENTS AND OTHER DELIVERIES. In addition to the foregoing, each of AUSA and Lincoln covenant and agree to execute the agreements and make the deliveries described in Article V hereof at the Closing.

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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF LINCOLN

         Lincoln represents and warrants to AUSA, which representations and warranties shall survive the Closing in accordance with Section 6.1, as set forth below.

         2.1 ORGANIZATION AND QUALIFICATION. Lincoln is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Lincoln has the requisite corporate power and authority to carry on its business utilizing the Purchased Assets as it is now being conducted, and is duly qualified or licensed to do business in each jurisdiction where the character of the Purchased Assets owned or held under lease or the nature of its business utilizing the Purchased Assets makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. A "Material Adverse Effect" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, liabilities, reserves or any other aspect of the Purchased Assets that results in a material adverse effect on, or a material adverse change in the Purchased Assets.

         2.2 AUTHORITY. Lincoln has the necessary corporate power and authority to execute and deliver this Agreement and all related agreements hereto (the "Other Agreements") and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Lincoln have been duly and validly authorized and approved by all necessary corporate action of Lincoln and no other corporate or stockholder proceedings on the part of Lincoln, its Board of Directors or stockholders are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Lincoln and, assuming the due authorization, execution and delivery hereof by AUSA, constitutes the legal, valid and binding obligation of Lincoln, enforceable against Lincoln in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

         2.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. The execution, delivery and performance of this Agreement and all Other Agreements by Lincoln, the consummation by Lincoln of the transactions contemplated hereby and thereby and compliance by Lincoln with any of the provisions hereof do not and will not:

                  (a) conflict with or violate the Articles of Incorporation or bylaws of Lincoln;

                  (b) result in a material violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Lincoln or the Purchased Assets;

                  (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment,

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acceleration or cancellation of, any material contract, agreement or arrangement related to the Purchased Assets, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the Purchased Assets or the other properties or assets of Lincoln, which violation or breach would have a Material Adverse Effect; or

                  (d) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification (any of the foregoing being a "Consent") to (i) any government or subdivision thereof, whether domestic, foreign or multinational, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (a "Governmental Entity"); or
(ii) any individual, corporation, trust, partnership, limited liability company or other entity (collectively, a "Person"), the failure of which to obtain would have a Material Adverse Effect.

         2.4 TITLE TO PURCHASED ASSETS. At the Closing, Lincoln shall have good, valid and marketable title to all of the Purchased Assets free and clear of any and all liens and encumbrances other than liens for taxes not yet due and payable. To the best of Lincoln's knowledge, there are no condemnation, environmental or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operations of the of the Purchased Assets for their respective intended uses and purposes, or the value of such properties, and Lincoln has not received notice of any special assessment proceedings which would affect such properties and assets.

         2.5 BROKERS' FEES. Lincoln has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transactions contemplated by this Agreement.

         2.6 LITIGATION.

                  (a) Except as set forth on SCHEDULE 2.6, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of Lincoln's knowledge, threatened against or affecting Lincoln, the Purchased Assets, or any of its activities, assets or properties, at law or in equity, or before or by any foreign or domestic, Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, (ii) arbitration proceeding relating to Lincoln or any of its activities, assets or properties pending or, to the best of Lincoln's knowledge, threatened under collective bargaining agreements or otherwise or (iii) foreign or domestic governmental inquiry pending or, to the best of Lincoln's knowledge, threatened against or affecting Lincoln or the Purchased Assets or any of its activities, assets or properties (including without limitation, any inquiry as to the qualification of Lincoln to hold or receive any license or permit), and Lincoln knows of no reasonable basis for any of the foregoing. Lincoln is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or of any foreign or domestic, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action suit, claim, proceeding or investigation by Lincoln or, with respect to the Purchased Assets pending, threatened or contemplated against others.

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                  (b) The  operations  of  Lincoln  are in  compliance  with all foreign and domestic laws, rules, regulations and orders applicable to Lincoln's business, operations, properties, assets, products and services, including the Purchased Assets, except where the failure to be so in compliance would not have a Material Adverse Effect. Lincoln has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. To the best knowledge of Lincoln, there is no existing law, rule, regulation or order, nor any proposed law, rule, regulation or order, whether foreign or domestic, Federal, state, county or local, applicable to the Internet industry which would prohibit or restrict Lincoln from, or otherwise materially adversely affect Lincoln in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         2.7 TAXES. Lincoln has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Lincoln with respect the Purchased Assets on or prior to the date hereof, and has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, set forth in such returns including, without limitation, all taxes which Lincoln is obligated to withhold from amounts owing to employees, creditors and third parties. The Federal income tax returns of Lincoln have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of Lincoln's Federal, state, county or local taxes is pending or, to Lincoln's knowledge, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

         2.8 SCHEDULES. All Schedules attached hereto are and will be true, correct and complete as of the Closing. Matters disclosed on any Schedule shall be deemed disclosed on all other Schedules furnished by Lincoln hereunder for which the matters' relevance is reasonably ascertainable from its inclusion in the former Schedule.

         2.9 STATEMENTS TRUE AND CORRECT. Any representation or warranty made by Lincoln in any Schedule, certificate, exhibit or other document or instrument delivered by Lincoln pursuant hereto shall be deemed a representation or warranty made herein. No representation or warranty made by Lincoln, nor any statement, certificate or instrument furnished or to be furnished to AUSA pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


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                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AUSA

         AUSA represents and warrants to Lincoln, which representations and warranties shall survive the Closing in accordance with Section 6.1, as follows:

         3.1  ORGANIZATION  AND  QUALIFICATION.   AUSA  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. AUSA has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not reasonably be expected to have a material adverse effect on AUSA' assets or business, taken as a whole.

         3.2 AUTHORITY. AUSA has the necessary corporate power and authority to execute and deliver this Agreement and all Other Agreements and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by AUSA have been duly and validly authorized and approved by all necessary corporate action of AUSA, and no other corporate or shareholder proceedings on the part of AUSA, its Board of Directors or shareholders are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by AUSA, and assuming the due authorization, execution and delivery by Lincoln, constitutes the legal, valid and binding obligation of AUSA, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

         3.3 AUSA STOCK.

                  (a) The authorized capital stock of AUSA consists of 1,000,000 shares of Common Stock, no par value per share (the "Common Stock"). Immediately prior to the Closing, one (1) share of the Common Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and no other shares of capital stock will have been issued or authorized to be issued, except as contemplated hereby. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of AUSA, and the number of shares of capital stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in Schedule 3.3 hereto. All of the outstanding securities of AUSA were issued in compliance with all applicable Federal and state securities laws.

                  (b) When delivered to Lincoln in accordance with the terms hereof, the Shares shall be (i) duly authorized, fully paid and nonassessable, and (ii) free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature except those contemplated by this Agreement, by that

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certain Stock Purchase Agreement (any of the foregoing,  a "Lien") or by the any of the documents executed an delivered pursuant to, or in accordance with either such agreement.

         3.4 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. The execution, delivery and performance of this Agreement and all Other Agreements by AUSA, the consummation by AUSA of the transactions contemplated hereby and thereby and compliance by AUSA with any of the provisions hereof do not and will not:

                  (a) conflict with or violate the Articles of Incorporation or bylaws of AUSA;

                  (b) to AUSA' knowledge, result in a material violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to AUSA;

                  (c)  require any Consent by (i) any  Governmental  Entity;  or
(ii) any Person, the failure of which to obtain would have a material adverse effect.

         3.5 BROKERS/FINDERS FEES. AUSA has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transactions contemplated by this Agreement.

         3.6 STATEMENTS TRUE AND CORRECT. Any representation or warranty made by AUSA in any certificate, exhibit, document or instrument delivered by AUSA pursuant hereto shall be deemed a representation or warranty made herein. No representation or warranty made by AUSA, nor any statement, certificate or instrument furnished or to be furnished to AUSA pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statement contained therein not misleading.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 EFFORTS; CONSENTS. Subject to the terms and conditions herein provided, and fiduciary duties under applicable law, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective as promptly as practicable the transactions contemplated hereby and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of Lincoln and AUSA shall use commercially reasonable efforts to (a) obtain or cause to be obtained all Consents required to be obtained in connection with the transactions contemplated hereby, (b) make or cause to be made all required filings with applicable Governmental Entities, and (c) to fulfill all conditions hereto.


         4.2 EMPLOYMENT OF EMPLOYEES.

         At the Closing, AUSA shall offer employment to all individuals who are employees of Lincoln on the date immediately preceding the Closing Date (the "Hired Employees"). AUSA shall assume and shall timely pay and perform all of

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the  liabilities  of Lincoln  for earned but unpaid  wages,  salaries,  bonuses, vacation pay, sick pay, holiday pay, severance pay and other like obligations and payments (the "Employment Liabilities") to the Hired Employees for all periods ending on or prior to the Closing Date. In addition, AUSA shall be responsible for any Employment Liabilities due Hired Employees, whether accrued or unaccrued, reserved or unreserved, as a result of the employment of such Hired Employees by AUSA prior to Closing Date.



         4.3 Effective at the Closing Date, Lincoln shall, assign to AUSA any and all employment and/or confidentiality agreements, that have been previously entered into between Lincoln and such employees relating to the Business and obtain any applicable consents to assignment.



         4.4 LIABILITY LIMIT. Notwithstanding anything herein to the contrary, neither party will be liable with respect to any subject matter hereof under any contract, negligence, strict liability or other legal or equitable theory for any special, consequential or punitive damage for lost data, business or profit, even if the remedies provided for herein fail of their essential purpose or either party has been advised of the possibility or probability of such damages.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 DELIVERIES OF LINCOLN. At the Closing, and as a condition to AUSA' obligations to consummate the transactions contemplated hereby, Lincoln shall deliver to AUSA, properly executed and, except as otherwise provided, dated as of the date hereof:

                  (a) the Contribution and Assignment substantially in the form of EXHIBIT "A" hereto (the "Contribution Agreement");

                  (b) the Assumption Agreement substantially in the form of EXHIBIT "B" hereto (the "Assumption Agreement");

                  (c) the Assignment and Assumption of Contracts substantially in the form of EXHIBIT "C" hereto (the "Contract Assignment");

                  (d) the Trademark Assignment substantially in the form of EXHIBIT "D" hereto (the "Trademark Assignment");

                  (e) a closing certificate of Lincoln, substantially in the form of EXHIBIT "E" hereto; and

                  (f) such other documents as provided in this Article or as AUSA shall reasonably request.

         5.2 DELIVERIES OF AUSA. In addition to delivery of the Shares in accordance with Section 1.3 and in accordance with the Stock Purchase Agreement, at the Closing, and as a condition to Lincoln's obligations to consummate the transactions contemplated hereby, AUSA shall deliver, or cause to be delivered, to Lincoln, properly executed and, except as otherwise provided, dated as of the date hereof:

                  (a) the Contribution Agreement;

                  (b) the Assumption Agreement;

                  (c) the Contract Assignment;

                  (d) the Trademark Assignment;

                  (e) a closing certificate of AUSA, substantially in the form of EXHIBIT "F" hereto; and

                  (f) such other documents as provided in this Article or as Lincoln shall reasonably request.

                                   ARTICLE VI

                               GENERAL PROVISIONS


         6.1 SURVIVAL; RECOURSE. The agreements contained herein shall survive the Closing for a period of one year; and (b) the representations and warranties made in Articles II and III shall survive the Closing for a period of six months, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Lincoln or AUSA, and shall bind the legal representatives, assigns and successors of Lincoln and AUSA.

         6.2 FURTHER ASSURANCES. From time to time after the Closing Date, upon the reasonable request of any party, the other party shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

         6.3 NOTICES. All notices, request, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by telecopy (with confirmation of receipt) or one (1) day after being sent by a nationally recognized overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Lincoln:            Lincoln International Corporation
                                   2211 Greene Way
                                   Louisville, KY  40220
                                   Attention:  Thurman L. Sisney
                                   Telecopy:  (408) 998-7811

         With a copy to:           David M. Pedley, Esq.
                                   Pedley Zielke Gordinier & Pence, PLLC
                                   2000 Meidinger Tower
                                   462 South Fourth Avenue
                                   Louisville, Kentucky   40202-2555
                                   Telecopy: (502) 584-0422

         If to AUSA:               AUSA, Inc.
                                   2211 Greene Way
                                   Louisville, KY  40220
                                   Attention:  Thurman L. Sisney
                                   Telecopy:  (408) 998-7811

         with a copy to:           David M. Pedley Esq.
                                   Pedley Zielke Gordinier & Pence, PLLC
                                   2000 Meidinger Tower
                                   462 South Fourth Avenue
                                   Louisville, Kentucky   40202-2555
                                   Telecopy;  (502) 584-0422

or to such other address as any party may have furnished to the other in writing in accordance with this Section 7.3.

         6.4 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any right or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         6.5  ENTIRE   AGREEMENT.   The  exhibits  and   schedules   hereto  are
incorporated herein by reference. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection with the subject matter hereof, except as expressly set forth herein. No waiver of, or change, alteration, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

         6.6 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise), except as provided herein, without the prior written consent of the other parties; any attempted assignment otherwise is void. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

         6.7 EXPENSES. Each of the parties shall pay the fees and expenses of its respective counsel, accountants and other advisors incident to the negotiation, drafting and execution hereof and consummation of the transactions contemplated hereby.

         6.8 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         6.9 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Kentucky (without giving effect to the provisions thereof relating to conflicts of law).

         6.10 HEADINGS AND INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part, or to affect the meaning or interpretation, hereof. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         6.11 COUNTERPARTS; TELECOPIES. This Agreement may be executed by telecopy and in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

         6.12 SEVERABILITY. If any provision, clause or part hereof or the application thereof under certain circumstances is held invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof, or the application of any such provision, clause or part under other circumstances, shall not be in any way affected or impaired thereby. To the extent such determination is likely to give rise to a Material Adverse Effect, the parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practical to that of the invalid, illegal or unenforceable provision.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, AUSA and Lincoln have caused this Agreement to be signed and delivered by their respective duly authorized officers, all as of the date first written above.


                            "LINCOLN INTERNATIONAL CORPORATION"



                             By:
                                 -----------------------------------
                                 Name: Thurman L. Sisney
                                 Title: President


                             "AUSA, INC."



                             By:
                                 -----------------------------------
                             Name: Thurman L. Sisney
                             Title: President

                                    EXHIBIT A
                             CONTRIBUTION AGREEMENT

                                    EXHIBIT B
                              ASSUMPTION AGREEMENT

                                    EXHIBIT C
                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

                                    EXHIBIT D
                              TRADEMARK ASSIGNMENT

                                    EXHIBIT E
                         CLOSING CERTIFICATE OF LINCOLN

                                    EXHIBIT F
                           CLOSING CERTIFICATE OF AUSA